UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

Commission File Number: 333-169014

LJM Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)
9190 Double Diamond Parkway, Reno, Nevada, 89521 (Address of principal executive offices)
(888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Omnibus Agreement

On June 14, 2011, LJM Energy Corp. (the “Registrant”) entered into and closed an omnibus agreement (“Omnibus Agreement”) with Range Michigan LLC, a Wyoming limited liability company (“Range”), pursuant to which the Registrant acquired interests in certain oil and gas drilling areas and land leases located in Ingham County, Michigan and seismic data relating to such areas and leases for the total purchase price of 400,000 shares of the Corporation’s common stock.  The Omnibus Agreement requires the Registrant to effect a 30-to-1forward stock split of all shares of Common Stock within 30 days of the effective date of the Omnibus Agreement (“Forward Split”).  In the event the Registrant issues additional shares of common stock after July 31, 2011 and during the two years following the Forward Split and the purchase price per share for such additional shares is less than $0.30 per share, the Registrant will issue Range additional shares of common stock in an amount which maintains Range’s ownership percentage of the Registrant prior to the issuance of the additional shares.  The Omnibus Agreement further requires the Registrant and Range to enter into the Participation Agreement, Assignment and Bill of Sale, Seismic Data Assignment and Option Agreement, as described below, concurrently with the Omnibus Agreement.  This brief description of the Omnibus Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Omnibus Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

The shares of Registrant’s common stock to be issued to Range shall be issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act, which exemption is specified by the provisions of Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

Participation Agreement

In connection with the Omnibus Agreement, the Registrant entered into a participation agreement with Range (the “Participation Agreement”) pursuant to which the Registrant will participate in certain wells (“Required Wells”) located in the Dansville Prospect as defined in the Participation Agreement by December 31, 2011.  The first Required Well will be spudded on or before September 30, 2011 and each of the remaining two of the Required Wells to be spudded prior to December 31, 2011.  The Registrant will pay approximately 70% of the drilling costs and prospect fees associated with each of the Required Wells, with the First Required Well requiring the Registrant to pay $185,000 within 15 business days of the execution of the Participation Agreement and $185,000 within 10 business days following delivery of the Authorization for Expenditure (“AFE”) by Range.  Upon spudding of the First Required Well, the Registrant will pay 50% of the Registrant’s 70% share of drilling costs for the Second Required Well.  Upon spudding of the Second Required Well, the Registrant will pay 50% of the Registrant’s 70% share of drilling costs for the Third Required Well.   Within 10 business days following delivery of the AFE for the Second or Third Required Well, the Registrant will pay the remaining percentage of drilling costs and prospect fee for such well, in accordance with the Participation Agreement.  Within 3 days of Range’s receipt of the full payment for each Required Well, Range will assign to the Registrant 43.75% of Range’s interest in such Required Well.  Upon final reconciliation of drilling, completion and equipment costs for the Required Wells, Range will assign to the Registrant a 43.75% interest in the oil and gas leases owned by Range located in Ingham County, Michigan.   The Required Wells and all other wells subject to the Participation Agreement will be operated by Range pursuant to a joint operating agreement.  The term of the Participation Agreement will be two years from the effective date of the Agreement and continuing from year-to-year until cancelled by either party.  This brief description of the Participation Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Participation Agreement as attached to this Current Report on Form 8-K as Exhibit 10.2.

Assignment and Bill of Sale

In connection with the Omnibus Agreement, the Registrant entered into an assignment and bill of sale with Range (the “Assignment Agreement”) pursuant to which Range granted the Registrant an undivided 43.75% interest in and to certain oil and gas leases located in Ingham County, Michigan and the oil and gas substances produced from the leases.  This brief description of the Assignment Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Assignment Agreement as attached to this Current Report on Form 8-K as Exhibit 10.3.

Seismic Data Assignment and Bill of Sale

In connection with the Omnibus Agreement, the Registrant entered into a seismic data assignment and bill of sale with Range (the “Seismic Data Assignment”) pursuant to which Range granted all right, title and interest in and to certain three-dimensional seismic information, surveys, mapping and data in connection with certain properties located in Ingham and Calhoun Counties, Michigan (“Seismic Data”).  Range reserves an irrevocable license to assess, view, copy, publish, create derivative works, analyze, map or otherwise use the Seismic Data for Range’s own use or benefit and in the event the Registrant sells or transfers the Seismic Data, Range will ensure the transferee is aware of Range’s irrevocable license to the Seismic Data.  This brief description of the Seismic Data Assignment is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Seismic Data Assignment as attached to this Current Report on Form 8-K as Exhibit 10.4.

Option Agreement

In connection with the Omnibus Agreement, the Registrant entered into an option agreement with Range (the “Option Agreement”) pursuant to which Range granted the Registrant a two-year option to acquire up to 50% of Range’s then-existing working interest in any well developed on any of the three prospects owned by Range located in Trenton Township, Washtenaw County, Trenton Township, Jackson County, and Kinneville Township, Ingham County, Michigan (“Option Prospects”) in exchange for an option fee of $100,000, payable in two installments of $25,000 before July 31, 2011 for the two Option Prospects in Trenton Township and one installment of $50,000 on or before August 31, 2011 for the Option Prospect in Kinneville Township.  In the event the Registrant exercises the option, the Registrant will pay Range $150,000 for each Option Prospect   No less than 30 days prior to a planned spudding of a well by Range within an Option Prospect, Range will provide the Registrant with a proposal regarding development of the well, to which the Registrant must exercise the Option for the Option Prospect and provide notice of the Registrant’s participation within 10 days of the proposal.  The Registrant will provide payment of 80% of Range’s proportionate share of the Authorization for Expenditure amount, additional development costs, and operating costs in exchange for 50% of Range’s working interest in such well.  This brief description of the Option Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Option Agreement as attached to this Current Report on Form 8-K as Exhibit 10.5.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Registrant acquired certain assets from Range pursuant to the Omnibus Agreement and related agreements as referenced in Item 1.01 of this Current Report, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See item 1.01 for a description of the Omnibus Agreement, which is hereby incorporated by reference.

Item 5.06 Change in Shell Company Status.

On the cover page of our previous quarterly reports, we have checked the shell company status box because our management had believed that we may have been considered a shell company as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.  As a result of the consummation of the transactions described in Item 1.01 of this Current Report combined with our working interests in oil and gas properties located in Oklahoma, we believe we are no longer a shell company.

Item 7.01 Regulation FD Disclosure.

On June 21, 2011, the Registrant intends to issue a press release to announce that the Registrant acquired certain oil and gas interests pursuant to the Omnibus Agreement and other agreements with Range.  A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Omnibus Agreement between LJM Energy Corp. and Range Michigan LLC dated June 14, 2011
10.2	Participation Agreement between LJM Energy Corp. and Range Michigan LLC dated June 14, 2011
10.3	Assignment and Bill of Sale between LJM Energy Corp. and Range Michigan LLC dated June 14, 2011
10.4	Seismic Data Assignment and Bill of Sale between LJM Energy Corp. and Range Michigan LLC dated June 14, 2011
10.5	Option Agreement between LJM Energy Corp. and Range Michigan LLC dated June 14, 2011
99.1	Press Release dated June 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 20, 2011	LJM Energy Corp.

	By:	/s/ Joel Felix
Joel Felix
	Its:	President